Exhibit 10.5

Loan Contract
Serial Number：Shou Jie Zi No. 2012LN0029

Borrower: Altairnano, Inc.
Business License Number: 14792
Legal Representative/Principal: Stephen Huang
Address: 204 Edison Way, Reno NV 89502, U.S.A
Beneficiary Financial Institute: East West Bank
Phone No.: +1 4152721339
Zip code: 89502 Account No.: 8003008490 Fax: +1 7758561619

Lender: Bank of China Limited, Seoul Branch
Legal Representative/Principal: De Huang
Address: 2FL YOUNG-POONG BLDG, 33 SEOLIN-DONG, CHONGRO-GU, SEOUL, 110-752, KOREA
Zip code: 110-752
Phone: 822-3995939           Fax: 822-3995938

Through consulting on equal footing, Borrower and Lender reach an agreement on a transaction under which the Lender issues foreign currency-denominated loan to the Borrower, and hereby enter into this Contract.

I. Loan Currency & Amount
Loan Currency: US Dollar
Loan Amount: 1.98 Million
USD 1,980,000.00

II. Term of Loan
Term of Loan: ___day(s), calculated from the actual withdrawal day. If withdrawal is in installment, then use the actual withdrawal day of the first installment.

III. Loan Usage
Loan Usage: To fund the working capital
Unless Lender approves by writing, Borrower shall not change the desired usage of this Loan to other activities, including but not limited to investment in equity or other securities, projects prohibited by any law, legislation, regulation and state policy or projects not been legally approved, and projects or applications prohibited from being funded by bank loan.

IV. Borrowing Interest Rate & Interest Settlement
1.    Interest Rate
Interest rate is determined by Method (3) listed below:
(1) Fixed rate, annual interest rate is   \   %. Interest rate stay fixed within the term of the loan contract.
(2) Floating rate, Floating Period is   \    month(s):
Starting from the actual withdrawal day (If withdrawal is in installment, then use the actual withdrawal day of the first installment), interest rate shall be reset every ____ month(s). Re-price day is the corresponding day of the actual withdrawal day in the re-price month, if there is no corresponding day for the actual withdrawal day in the re-price month, then use the last day in that month as the re-price day.
Starting from the actual withdrawal day (If withdrawal is in installment, then use the actual withdrawal day of the first installment), every   \    month(s):
A. for each withdrawal, the applicable interest rate shall be the   \   -year,   \   -month floating period annual floating loan rate announced by Bank of China Ltd. on the actual withdrawal day.
B. At the end of each floating period, the applicable interest for the next floating period shall be the   \   -year, same floating period floating loan rate announced by Bank of China Ltd on the re-price day.
(3) Floating rate, floating period is   three (3)   months.
Starting from the actual withdrawal day, the interest rate shall be reset every   three (3)   months. Re-price day is the corresponding day of the actual withdrawal day in the re-price month, if there is no corresponding day in the re-price month, then use the last day in that month as re-price day.
A. For each withdrawal, the applicable interest rate shall be the Thomson Reuters latest-announced ____-month _____ by 9:00 am Beijing time on the last business day prior to the actual withdrawal day plus _____ basis points.
B. At the end of each floating period, the applicable interest rate for the next floating period shall be the Thomson Reuters latest-announced   three (3)  -month   Libor   by 9:00 am Beijing time on the last business day prior to the re-price day plus   160   basis points.

2.   Interest Calculation
Interest shall be calculated from the actual withdrawal day, and shall base on the actual amount withdrawn and the number of day of use:
Formula of interest calculation: Interest = Principal × Number of day of use × Daily interest rate
The base for daily interest rate calculation is 360 day per year. Daily interest rate = annual interest rate/360

3.    Interest Settlement
Interest shall be settled using method   (5)   listed below:
(1) Interest in advance, interest will be deducted from the amount to be withdrawn on the withdrawal day.
(2) Interest is settled monthly, the 20th day of every month shall be the interest settlement day and the 21st day of every month shall be the interest payment day.
(3) Interest is settled quarterly, the 20th day of the last month every quarter shall be the interest settlement day and the 21st day of that month shall be the interest payment day.
(4) Interest is settled as a one-time payment upon the expiration of the term, together with the principle repayment.
(5) Each interest payment shall be settled and paid on the day the floating period ends; if this day is a non-business day, and then the interest shall be settled and paid on the next business day.

If the last principal repayment day is not the same as the interest payment day, then the last principal repayment day shall be the interest payment day, borrower must pay all interest due in full on such day.

4.    Punitive Interest
(1) If Borrower does not repay the loan within the agreed period, for the overdue payment of loan, interest shall be calculated and charged at the rate of punitive interest for overdue payment of loan from the overdue date until the settlement of principal and interest.
(2) If Borrower does not use the loan as per the agreed usage, for the misappropriation of loan, interest shall be calculated and charged at the rate of punitive interest for misappropriation of loan from the misappropriation date until the settlement of principal and interest.
(3) For the overdue payment and misappropriation of loan, interest shall be calculated and charged at the rate of punitive interest for misappropriation of loan.
(4) For the interest and punitive interest that Borrower cannot pay on time, compound interest shall be calculated and charged at the rate of punitive interest as agreed in this Item based on the method of interest settlement as agreed in Paragraph 3 of this article.
(5) If the interest rate on loan as agreed herein is adjusted, punitive interest and compound interest shall be calculated and charged based on the segment calculation method from the adjustment date.
(6) Rate of punitive interest
A.Within the term of loan, the rate of punitive interest for overdue payment of loan shall add 50% over the interest rate on loan as agreed in Paragraph 1 of this article, and the rate of punitive interest for misappropriation of loan shall add 50% over the interest rate on loan as agreed in Paragraph 1 of this article.
B.From the expiration date of term of loan, the rate of punitive interest for fixed rate loan shall be changed to the floating rate, and the floating period shall be twelve (12) months. Re-price Day is the corresponding day of the expiration date of term of loan in the Re-price Month, if there is no corresponding day in that month, then use the last day in that month as the Re-price Day.
Within the first floating period, the rate of punitive interest for overdue payment of loan shall add 50% over the interest rate on loan as agreed in Item 1 of this article, and the rate of punitive interest for misappropriation of loan shall add 50% over the interest rate on loan as agreed in Paragraph 1 of this article.
At the end of each floating period, the base interest rate for the next floating period shall be the one-year, same floating period loan rate announced and implemented by Bank of China Ltd on the Re-price Day. The rate of punitive interest for overdue payment of loan shall add 50% over this base interest rate, and the rate of punitive interest for misappropriation of loan shall add 50% over this base interest rate.
C.After the expiration of term of loan, the rate of interest for floating rate loan shall float based on the floating period and method as agreed in Paragraph 1 of this article. The rate of punitive interest for overdue payment of loan shall add  __\__％ over this floating interest rate, and the rate of punitive interest for misappropriation of loan shall add __\__％ over this floating interest rate.

V. Withdrawal Prerequisite
Withdrawal is conditioned upon the following requirements:
1. This Contract and its Attachment have already come into effect
2. Borrower has already provided guarantee according to the requirements of Lender. The guarantee contract has become effective and undergone the legal formalities for examination and approval, registration or filing.

3. Borrower has already reserved its documents, bills, seals, personnel lists and sample signatures related to the conclusion and execution hereof for Lender and filled in relevant vouchers properly.
4. Borrower has already opened a necessary account for the execution hereof according to the requirements of Lender.
5. Borrower has already submitted to Lender the written withdrawal application and the supporting documents for loan usage and gone through relevant procedure for withdrawal __banking days prior to withdrawal.
6. Borrower has already submitted Board of Directors resolution or approvals for this loan from other governing authorities to the Lender; (This prerequisite is optional; please check whether the Borrower has already received relevant authorization before signing this contract.)
7. Other issue required by law or agreed upon by both parties
If the above withdrawal prerequisites are not met, Lender shall be entitled to refuse the withdrawal application from Borrower, with the exception that Lender agrees to grant loan.

VI. Withdrawal Date and Method
1. Borrower should use method (1) listed blow to withdraw:
(1) One-time withdrawal on Year 2012 Month__\   Day__\
(2) Withdrawal in full within 60 days from Year__\__ Month__\__Day __\__.
(3) Withdrawal in installment based on the following schedule:
Date/Time of Withdrawal	Amount of Withdrawal

2. For the amount that is not withdrawn beyond the above schedule, Lender shall be entitled to refuse the withdrawal application from Borrower.
3. Lender charges the financing arrangement fee according to the standard of      , which will be deducted on the date when the loan is granted.

VII. Repayment
1. Unless otherwise agreed between both parties, Borrower shall use repayment plan (1) listed below to repay the loan under this Contract:
(1) Repayment of loan in full under this Contract on the expiration date of term of loan.
(2) Repayment of loan under this Contract based on the following repayment plan:
Date/Time of Repayment	Amount of Repayment

If Borrower needs to change the above repayment plan, Borrower shall make a written application to Lender ten (10) banking days prior to the expiration of corresponding loan, and the change to repayment plan shall be confirmed by both parties in writing.
 2. Unless otherwise agreed between both parties, in case Borrower delays repaying the principal and interest of loan at the same time, Lender shall be entitled to determine the sequence of repayment for principal or payment for interest; in case the loan is repaid in installment, if there are many due loans and overdue loans under this Contract, Lender shall be entitled to determine the sequence of settlement by certain repayment of Borrower; in case there are many due loan contracts between Borrower and Lender, Lender shall be entitled to determine the execution sequence of contract by each repayment of Borrower.
3. Unless otherwise agreed between both parties, Borrower can break a loan only by giving a written notice to Lender ten (10) banking days in advance. The amount for breaking a loan is first used to repay the loan that expires at last, i.e., in reverse order.
For the amount for breaking a loan, Lender shall be entitled to calculate and charge compensation fee according to the standard of   \   .

4. Borrower shall use method (1) listed below to repay the loan.
(1) Borrower shall deposit adequate fund into the following repayment account for repayment of loan not later than ten (10) banking days prior to the expiration of each combination of principal and interest, and Lender shall be entitled to deduct corresponding amount from this account on its own initiative on the expiration date of each combination of principal and interest.
Repayment account name: _________________
Account number:
(2) Other repayment methods as agreed by both parties:                \              .

VIII. Guarantee
1. A standby Letter of Credit applied by and subsequently issued to the Borrower with serial No. GC0325312000193 shall provide guarantee to the interest and principal under this Contract.
2. In case of any event with Borrower or Guarantor that Lender considers may affect their ability for execution of Contract, or ineffectiveness, cancellation or rescission of guarantee contract, or possible influence on the ability for execution of Contract due to worsening financial conditions or involvement in major lawsuit or arbitration case of Borrower or Guarantor or other causes, or Guarantor's breach of guarantee contract or other contracts between Guarantor and Lender, or reduction or forfeiture of guarantee value caused by the devaluation, destruction, extinction or sequestration of security, Lender shall be entitled to request and Borrower shall be obligated to provide a new guarantee, change of the Guarantor, etc. so as to guarantee the liability under this Contract.

IX. Insurance
The risks for equipment, engineering construction and goods transportation related to the project or trade herein as well as those during the operating period of project shall be covered by Borrower with an insurance company as agreed by Lender, with the insurance type in conformity with the requirements of Lender and the insurance amount not less than the principal of loan.
Borrower shall deliver the original of insurance policy to Lender within      \     days after this Contract becomes effective. Prior to the settlement of principal, interest and fees herein, Borrower shall not suspend the insurance for any reason. In case of any suspension of insurance by Borrower, Lender shall be entitled to renew the insurance or cover the insurance on Borrower’s behalf at the cost of Borrower.  Borrower shall take full responsibility for all losses incurred to Lender due to the suspension of insurance.
Borrower shall give a written notice to Lender within three (3) days after it is or shall be aware of the occurrence of covered accident, and claim from Insurer promptly according to relevant provisions as specified in the insurance policy; any loss incurred to Lender due to failure of prompt notice or claim or execution of obligations under the insurance policy shall be borne by Borrower.
Unless otherwise agreed, the insurance indemnity shall be first used to repay the principal and interest of loan as well as other due fees.

X. Declaration and Acknowledgement
1. Borrower declares as follows:
(1) Borrower registers and exists legally and has full civil right capacity and conduct capacity necessary for concluding and executing this Contract.
(2) The conclusion and execution of this Contract is based on the true meaning expression of Borrower, which has already obtained the legal and effective authorization according to the articles of association or other internal management documents, and will not breach any agreement, contract or other legal documents which are binding on Borrower; Borrower has already obtained or will obtain all relevant approval, permission, filing or registration necessary for the conclusion and execution of this Contract.
(3) All documents, financial statements, vouchers and other data provided by Borrower for Lender under this Contract are true, complete, accurate and effective.
(4) The transaction background that Borrower applies to Lender for business operation shall be true and legal and shall not be used for illegitimate purpose such as money laundering, etc.
(5) Borrower does not conceal any event from Lender that may affect the financial conditions and ability for execution of Contract of Borrower and Guarantor.
(6) Other matters declared by Borrower:                \              .

2. Borrower undertakes as follows:
(1) Borrower shall submit its financial statements (including but not limited to annual statement, quarterly statement and monthly statement) and other relevant data to Lender regularly or promptly upon requirements of Lender; Borrower shall ensure that it will continuously satisfy the following financial indicator requirements:        \       .
(2) If Borrower has already signed or will sign a counter guarantee agreement or similar agreement with the Guarantor of this contract with respect to its guarantee obligation, this agreement shall not impair any right of Lender herein.
(3) Borrower shall accept the credit inspection and supervision from Lender and give enough assistance and coordination.

(4) In case of any circumstance that may affect the financial conditions and ability for execution of Contract of Borrower or Guarantor, including but not limit to the change in the mode of operation such as any type of spinoff, merger, affiliation, joint venture and cooperation with foreign investor, contracted operation, restructuring, system reform, planned listing, etc., reduction in registered capital, material asset or equity interest transfer, assumption of material liability or encumbrance of new material liability upon the mortgaged property, sequestration of security, breakup, cancellation or application for bankruptcy, etc., involvement in major lawsuit or arbitration case, occurrence of operating difficulty and worsening financial condition, breach event of Borrower under other contracts, Borrower shall notify Lender promptly; if any of the above action taken by Borrower will have adverse influence on the debt paying ability of the Borrower, Borrower shall obtain the prior consent of Lender.
(5) The sequence of settlement of debts that Borrower owes to Lender shall be superior to those that Borrower owes to its shareholders, and shall not be inferior to similar debts that Borrower owes to other creditors.
(6) If the net profit after tax in relevant accounting year is zero or a negative number, or the profit after tax is not enough to make up the accumulated loss in the previous accounting years, or the profit before tax is not used to settle the principal, interest and fees that Borrower shall settle in this accounting year, or the profit before tax is not enough to settle the principal, interest and fees of next accounting year, Borrower shall not allocate dividends and bonuses to the shareholders in any form.
(7) Borrower shall not dispose its own assets by reducing its debt paying ability, and shall undertake the total amount of its outside guarantee is not higher than     \      times of its own net assets and the total amount of its outside guarantee and amount of single guarantee do not exceed the limit as specified in its articles of association.
(8) Borrower shall promptly go to the Administration of Foreign Exchange to go through the foreign exchange loan registration, principal and interest repayment approval and other procedures.
(9) Other matters undertaken by Borrower:             \                        .

XI. Disclosure of Related Parties Transaction
Borrower is a group client as classified by Lender in accordance with the Guidelines on the Management of Risks of Credit Granted to Group Clients by Commercial Banks (hereinafter referred to as the “Guideline”). Borrower shall report the information about related transactions of over 10% of its net assets to Lender, including related relationship of parties of the transactions, transaction items and property of transaction, amount of transaction or corresponding proportion, pricing policy (including transaction without any amount or only with symbolic amount).
In case of any of the following conditions with Borrower, Lender shall be entitled to unilaterally decide to stop granting the loan that Borrower has not used and recover part or all of principal and interest of loan in advance:  extraction of bank funds or credit granting by using a false contract with the related party for discount or pledging of credit such as notes receivable, accounts receivable, etc. without real trading background; occurrence of circumstances such as major merger, acquisition, restructuring, etc. that Lender considers may affect the safety of loan; deliberate evasion of repayment of bank loans through related transactions; and other circumstances as specified in Article 18 of the Guideline.

XII. Breach of the Contract and Treatment
Any of the following matters shall constitute or be deemed as the breach event of Borrower under this Contract:
1. Borrower fails to fulfill the payment and settlement obligations in favor of Lender as stipulated in this Contract.
2. Borrower fails to use the available funds for the usage as stipulated in this Contract.
3. Borrower makes false statement or breaches its undertaking in this Contract.
4. In case of the circumstances as specified in Subparagraph (4), Paragraph 2, Article 10 of this Contract that Lender considers may affect the financial conditions and ability for execution of Contract of Borrower or Guarantor, Borrower fails to provide a new guarantee, change of the Guarantor, etc. as stipulated in this Contract.
5. The credit status of Borrower declines, or its financial indicators such as profitability, debt paying ability, operating capability and cash flow, etc. become worse, which break through the indicator limit stipulated in this Contract or other financial stipulations.

6. Borrower has contract breach events under other contracts between Borrower and Lender or other institutions of Bank of China Ltd.
7. Guarantor breaches the stipulations of guarantee contract or has breach events under other contracts between Guarantor and Lender or other institutions of Bank of China Ltd.
8. Borrower stops operation or has breakup, cancellation or bankruptcy events.
9. Lender finds presence of the circumstances that may affect the financial conditions and ability for execution of Contract of Borrower and Guarantor when it audits the financial conditions and ability for execution of Contract of Borrower each year (i.e., each full year from the effective date of this Contract).
10. Borrower breaches other stipulations for its rights and obligations under this Contract.

In case of breach events as stipulated in the previous paragraph, Lender shall be entitled to take the following measures respectively and simultaneously, depending on the specific conditions:
1. Request Borrower and Guarantor to rectify their breach actions within limited time.
2. Reduce, suspend, cancel or terminate the credit line of Borrower in part or in whole.
3. Suspend or terminate acceptance of the business application for withdrawal and others under this Contract or other contracts between Borrower and Lender in part or in whole; for the loan that has not been granted and the trade financing that has not been handled, suspend, cancel or terminate the granting and handling in part or in whole.
4. Announce that the unpaid principal and interest of loan/trade financing and other payables under this Contract or other contracts between Borrower and Lender become due in part or in whole immediately.
5. Terminate or cancel this Contract or other contracts between Borrower and Lender in part or in whole.
6. Request Borrower to compensate Lender for the losses incurred due to its breach of Contract.
7. Only by prior or post notice, deduct an amount from the account that Borrower has opened in Lender and other institutions of Bank of China Ltd. so as to settle the debt that Borrower owes to Lender under this Contract in part or in whole. The undue amount in the account shall be deemed as an early expiration. If the account currency is different from the valuation currency for Lender’s business, it shall be converted according to the exchange rate quotation for exchange settlement and sale applicable to Lender upon deduction.
8. Exercise real right for security.
9. Request Guarantor to assume the guarantee liability.
10. Take other measures that Lender considers necessary and feasible.

XIII. Reservation of Rights
If one party does not exercise its rights under this Contract in part or in whole or request the other party to fulfill and assume its obligations and liabilities in part or in whole, it shall not constitute waiver of such rights or exemption of such obligations and liabilities by this party.
Any tolerance, extension or delay in exercising its rights under this Contract by one party to the other party shall not influence any rights that this party enjoys in accordance with this Contract, laws and regulations, and shall not be deemed as a waiver of such rights by this party.

XIV. Change, Modification and Termination
This Contract can be changed or modified in writing by consensus through consultation between both parties, and any change or modification shall constitute an integral part of this Contract.
Unless otherwise specified by laws and regulations or agreed between parties concerned, this Contract shall not be terminated prior to the completion of all their rights and obligations under this Contract.
Unless otherwise specified by laws and regulations or agreed between parties concerned, if any article under this Contract becomes ineffective, it shall not influence the legal effect of other articles.

XV. Applicable Governing Laws, Resolution of Dispute
This Contract is governed by the laws of the People’s Republic of China.
After this Contract becomes effective, all disputes resulting from the execution of this Contract or in connection with this Contract shall be settled by both parties through consultation. If not, either party can take method 3 listed below to settle such disputes:
1. Submit such disputes to              \      Arbitration Committee for arbitration, which shall be conducted at       \    (venue of arbitration) in accordance with the Commission’s arbitration rules in effect at the time of applying for arbitration.
2. Lodge a lawsuit according to the law with the People’s Court at the place where Lender or other institutions of Bank of China Ltd. exercising their rights and obligations in accordance with this Contract or a single agreement are located.
3. Lodge a lawsuit according to the law with the People’s Court with jurisdiction.
During the settlement of such disputes, if such disputes do not influence the execution of other articles in this Contract, then other article shall continue to be executed.

XVI. Fee
Unless otherwise specified by laws or agreed between parties concerned, any fees incurred by the conclusion, execution and dispute settlement of this Contract (including but not limited to attorney fee) shall be borne by Borrower; if any tax is paid on the interest according to the requirements of tax law at the place where Borrower is located, then such tax shall be borne in full by Borrower.

XVII. Attachment
The Attachment listed below is the inseparable part of this Contract and is equally binding as this Contract.
1. Application for Withdrawal

XVIII. Other Covenants
1. Without written consent of Lender, Borrower shall not transfer any of its rights and obligations herein to a third party.
2. If Lender intends to entrust other institutions of Bank of China Ltd. with the execution of its rights and obligations herein due to the need of business or put the loan business herein under the undertaking and management of other institutions of Bank of China Ltd., Borrower shall represent its consent for such conditions. Other institutions of Bank of China Ltd. authorized by Lender or undertaking the loan business herein shall be entitled to exercise all rights under this Contract, lodge a lawsuit with the court or submit to the arbitration organ for arbitral decision or application for implementation with regard to any dispute herein in the name of such institutions.
3. Without prejudice to other stipulations herein, this Contract shall be legally binding upon both parties and their respective successors and assignees generated by law.
4. Unless otherwise stipulated, both parties shall designate their respective domiciles as indicated in this Contract as their communication and contact addresses and undertake to notify the other party in writing promptly in case of any change in their communication and contact addresses.
5. The transaction under this Contract is carried out on the basis of their respective profits.  If other parties of transaction constitute the related party or related personnel of Lender according to the requirements of relevant laws, regulations and supervisory management, neither party shall seek for any influence on the fairness of transaction by such related relationship.
6. The titles and business names in this Contract are only used for the convenience of reference, which shall not be deemed as an explanation for the contents of articles and rights and obligations of parties concerned.

XIX. Effective Date
The Contract shall become effective on the date of signature and seal.
The Contract is in four copies equally effective, each party holds two copies as record.

Borrower： Altairnano, Inc.	Lender： Bank of China Limited, Seoul Branch

Authorized signatory:	Authorized signatory:

/s/ Stephen Huang	/s/
Month/Date, Year	Month/Date, Year
10/19/2012	10/19/2012